EXECUTION COPY

MIPS TECHNOLOGIES, INC.
1225 Charleston Road
Mountain View, CA  94043-1353

[Date]

[Name]
[Title]
MIPS Technologies, Inc.
1225 Charleston Road
Mountain View, CA  94043-1353

Dear [Name]:

MIPS Technologies, Inc. (the “Company”) considers it essential to the best interests of its shareholders to foster the continuous employment of key management personnel. In this connection, the Board (as defined in Section 2(b) below) recognizes that, as is the case with many publicly held corporations, the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders.

The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of officers of the Company, including you, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company, although no such change is now contemplated.

In order to induce you to remain in the employ of the Company and in consideration of your agreement set forth in Section 2(i) below, the Company agrees that you shall receive the benefits set forth in this agreement (the “Agreement”) under the circumstances described below.

1.           Term of Agreement.  This Agreement shall commence on the date hereof and shall continue in effect until your employment with the Company is terminated other than after a Change in Control (as defined in Section 2(d) below), unless sooner terminated by written agreement of the Company and you.

2.           Definitions.  As used in this Agreement:

(a)           “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)           “Board” shall mean the Board of Directors of the Company.

(c)           “Business Combination” means and includes each and all of the following occurrences:

(i)           a consolidation or merger pursuant to which more than 75% of the Company’s Majority Voting Stock is transferred to different holders, except for a transaction intended primarily to change the state of the Company’s incorporation;

(ii)           more than 75% of the assets of the Company are sold or otherwise disposed of; or

(iii)           the Company dissolves or liquidates or effects a partial liquidation involving more than 75% of its assets.

(d)           “Change in Control” of the Company means and includes each and all of the following occurrences:

(i)           A Business Combination.

(ii)           When any “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the Beneficial Owner of securities of the Company representing thirty percent (30%) or more of the Majority Voting Stock; provided, however, that no crossing of such 30% threshold shall be a "Change in Control" if it is caused (i) solely as a result of an acquisition by the Company of its voting securities or (ii) solely as a result of an acquisition of the Company’s voting securities directly from the Company, in either case until such time thereafter as such person acquires additional voting securities other than directly from the Company and, after giving effect to such transaction, such person owns 30% or more of the Majority Voting Stock.

(iii)           During any period of three (3) consecutive years, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board.

For purposes of this Agreement, the Board of Directors may by resolution, clarify the date as of which a Change in Control shall be deemed to have occurred.

(e)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)           "Current Compensation" shall mean your monthly base salary, as in effect immediately prior to your termination of employment with the Company.

(g)           “Disability” shall mean a physical or mental illness or injury which, as determined by the Company, continuously prevents you from performing your duties with the Company for a period of six months prior to termination.

(h)           “Good Reason” shall mean grounds for termination by you of your employment by the Company based upon prior constructive termination by the Company as provided in Section 5 hereof.

(i)           "Majority Voting Stock" shall mean the class of the Company’s voting stock which, as of the time of determination, possesses the right to elect a majority of the directors of the Company.

(j)           “Potential Change in Control of the Company” shall be deemed to have occurred if (i) the Company enters into an agreement or letter of intent, the consummation of which would result in the occurrence of a Change in Control of the Company; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan for the Company, who is or becomes the beneficial owner, directly or indirectly, of 9.5% or more of the Majority Voting Stock increases his beneficial ownership of such securities by five (5) percentage points or more over the percentage so owned by such person; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control of the Company has occurred.  You agree that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control of the Company, you will remain in the employ of the Company (or the subsidiary thereof by which you are employed at the date such Potential Change in Control occurs) until the earliest of (x) a date which is six months from the occurrence of such Potential Change in Control of the Company, (y) the termination by you of your employment by reason of Disability or (z) the occurrence of a Change in Control of the Company.

(k)          “Separation from Service” shall mean a “separation from service” as defined in any regulations or other Internal Revenue Service guidance promulgated under Section 409A of the Code.

(l)           "Termination Payment" shall mean the severance pay to which you are entitled upon termination of your employment within 24 months after a Change in Control as provided in Section 3(a) hereof.

3.           Compensation Following a Change in Control.

(a)           Subject to Section 6 below, if you have a Separation from Service  with the Company within 24 months after a Change in Control either as a result of (i) the involuntary termination of your employment by the Company other than a Termination for Cause or (ii) your voluntary termination of employment with the Company for Good Reason:

           (i)           you shall be entitled to a Termination Payment, payable in cash, in an amount equal to 24 months of your Current Compensation at the rate in effect immediately prior to such Change in Control, subject to applicable withholding.

           (ii)           in the event (x) that your ability to sell the stock of the Company is limited by the provisions of the Securities Act of 1933, as amended, or any rule or regulation promulgated thereunder, or (y) that your ability to sell the stock of the Company is limited by an agreement between you and the Company, you shall be entitled to exercise any stock option granted to you by the Company until the earlier of either (A) the date which is thirty (30) days after the end of the period during which such limitation applies or (B) the end of the maximum term of the stock option.  For purposes of clarity, this paragraph may only extend and shall not reduce the post-termination exercise period provided for in the respective option agreement.

(b)           Subject to Section 6 below, upon the occurrence of a Change in Control:

           (i)           (A) any stock option granted to you by the Company shall become fully vested and exercisable and shall remain exercisable in accordance with the terms of the applicable option award agreement, except to the extent modified by Section 3(a), and (B) you shall have the right during the six month period following such Change in Control to have any such option "cashed out" at its market value determined as provided herein.  The cash out proceeds shall be paid to you or, in the event of your death prior to payment, the representative of your estate.  For this purpose, the market value of an outstanding option shall be measured as the difference between the option exercise price and the closing sales price of the common stock as reported by the NASDAQ National Market System (or, in the event the Company’s common stock is listed on a stock exchange, the highest closing price on such exchange as reported on the composite transactions reporting system) on the day prior to the date you elect to cash out the stock option.

           (ii)           all forfeiture restrictions applicable to restricted stock granted to you by the Company shall lapse and such restricted stock shall be released from the Company’s repurchase right set forth in the applicable restricted stock agreement.

(c)           Any cash payable to you under Section 3(a)(i) shall be payable between 30 and 60 calendar days after your Separation from Service, provided, however, if, at the time of your Separation from Service, you are a “specified employee” (as defined in Section 409A of the Code) and the payment under Section 3(a)(i) is subject to Section 409A of the Code, then such payment shall not be made until six months and one day following the date of your Separation from Service, except as may otherwise be permitted under Section 409A of the Code.  Any cash payable to you under Section 3(b)(i) shall be made within 30 calendar days after the date the Company receives your written notice electing to be cashed out on the value of your options.

(d)           Anything contained in Sections 3(a) or 3(b) above to the contrary notwithstanding, the Company shall have no obligation to pay you a Termination Payment, to accelerate the vesting of your options, to cash out your options or to release your restricted shares from their forfeiture restrictions or repurchase rights under this Agreement in the event of your Separation from Service prior to a Change in Control.  The Company shall also have no obligation to pay you a Termination Payment if, after a Change in Control, the Company terminates your employment for "Cause" or if your employment terminates due to your death, retirement or resignation other than for "Good Reason."

(e)           In the event that the terms of this Agreement relating to options or restricted stock conflict with the terms of any option, stock award or related agreement between you and the Company, the terms that are more favorable to you will control.  For purposes of clarity, the terms of this Agreement may only extend and shall not reduce the post-termination exercise period provided for in the respective option agreement.

4.           Termination for Cause.  Termination of your employment with the Company shall be regarded as termination for “Cause” only upon:

(a)           your willful and continued failure to substantially perform your duties with the Company (other than such failure resulting from your incapacity due to physical or mental illness) after there is delivered to you by the Board a written demand for substantial performance which sets forth in detail the specific respects in which it believes you have not substantially performed your duties;

(b)           your willfully engaging in gross misconduct which is materially and demonstrably injurious to the Company;

(c)           your committing a felony or an act of fraud against the Company or its affiliates; or

(d)           your breaching materially the terms of your employee confidentiality and proprietary information agreement with the Company.

No act, or failure to act, by you shall be considered “willful” if done, or omitted to be done, by you in good faith and in your reasonable belief that your act or omission was in the best interest of the Company and/or required by applicable law.

Anything contained in this Section 4 to the contrary notwithstanding, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board, you were guilty of conduct set forth in this Section 4 and specifying the particulars thereof in detail.

5.           Termination for Good Reason.  Your employment with the Company, may be regarded as having been constructively terminated by the Company and you shall become entitled to compensation pursuant to Section 3 above if, upon notice to the Company within ninety (90) days following the occurrence of one or more of the following events, with a thirty (30) day opportunity for the Company to cure, you terminate your employment within two (2) years after a Change in Control by reason of one or more of the following events (unless such event(s) applies generally to all officers of the Company and any successor to the Company, or applies to a person solely in his capacity as a member of the Board.

(a)           without your express written consent, the assignment to you of any duties or the significant reduction of your duties, either of which is inconsistent with your position with the Company (or the duties and responsibilities of such position) immediately prior to a Change in Control, or your removal from or any failure to re-elect you to any such position;

(b)           without your express written consent, the substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to you immediately prior to a Change in Control;

(c)           a reduction by the Company in your salary or in any bonus compensation formula applicable to you as in effect immediately prior to a Change in Control, or the failure by the Company to increase such base salary each year following a Change in Control by an amount which equals at least one-half (1/2), on a percentage basis, of the average annual percentage increase in base salary for all officers of the Company (and any successor of the Company) during the prior two full calendar years;

(d)           a material reduction by the Company in the kind or level of employee benefits to which you were entitled prior to a Change in Control with the result that your overall benefits package is significantly reduced after the Change in Control; or the taking of any action by the Company which would materially and adversely affect your participation in any plan, program or policy generally applicable to executives or employees of the Company or any successor of the Company (including but not limited to paid vacation days), or deprive you in a material and substantial way of any fringe benefits enjoyed by you prior to a Change in Control;

(e)           the Company’s requiring you to be based at a location that is more than 25 miles from your then present location without your consent (except for required travel on the Company’s business to an extent substantially consistent with your present business travel obligations);

(f)           any purported termination of your employment by the Company which is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid; or

(g)           the failure of the Company to obtain the assumption of this Agreement by any successor as contemplated in Section 9 hereof.

6.             Parachute Payments.  In the event that any payment or benefit received or to be received by you in connection with a Change in Control, including any payments with respect to the termination of your employment with the Company or any corporation which is a related corporation (collectively, the “Severance Payments”) would (i) constitute a “parachute payment” within the meaning of section 280G of the Code or any similar or successor provision and (ii) but for this Section 6, be subject to the excise tax imposed by section 4999 of the Code or any similar or successor provision (the “Excise Tax”), then such Severance Payments shall be paid to you either as:
(i)           the full amount of the Severance Payments, or
(ii)           such lesser amount, which would result in no portion of such Severance Payments being subject to the Excise Tax,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by you, on an after-tax basis, of the greatest amount, notwithstanding that all or some portion of such Severance Payments may be taxable under Section 4999 of the Code.

Unless the Company and you otherwise agree in writing, any determination required under this Section shall be made in writing by a mutually agreed independent public accounting firm or other independent third party (the “Accountants”), whose determination shall be conclusive and binding upon you and the Company for all purposes.  For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company and you shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section.  The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

                      The Accountants shall provide their calculations, together with detailed supporting documentation, to the Company and you within fifteen (15) calendar days after the date on which your right to Severance Payments is triggered (if requested at that time by the Company or you) or such other time as requested by the Company or you.  If the Accountants determine that no Excise Tax is payable with respect to the Severance Payments, either before or after the application of the adjustment provided for in this Section, it shall furnish the Company and you with an opinion reasonably acceptable to you that no Excise Tax will be imposed with respect to such benefits and payments.  Any good faith determinations of the Accountants made hereunder shall be final, binding and conclusive upon the Company and you.

7.           Disputes.  To dispute a termination for Good Reason by you, the Company must give you written notice of such dispute within ten business days after your effective date of termination. To dispute a termination by the Company or any failure to make payments claimed to be due hereunder, you must give written notice of such dispute to the Company within 30 days after receiving a notice of termination, or within 30 days after the date on which a payment claimed by you to be due hereunder was due to be made, as the case may be.

If any such dispute is finally determined in your favor, the Company shall pay all reasonable fees and expenses, including attorneys’ and consultants’ fees, that you incur in good faith in connection therewith.

8.           No Mitigation.

(a)           You shall not be required to mitigate the amount of any payment provided for in Section 3 hereof by seeking other employment or otherwise, nor shall the amount of such payment be reduced by reason of compensation or other income you receive for services rendered after your termination of employment with the Company; provided, however, that the amount of any payment provided for in Section 3 may be offset by the Company by the amount of any indebtedness you may have to the Company at the time of your termination of employment.

(b)           In addition to the Termination Payment payable pursuant to Section 3 hereof, you shall be entitled to receive all benefits payable to you under any benefit plan of the Company in which you participate.

                      9.           Company’s Successors.  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform the obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  As used in this Section, “Company” includes any successor to its business or assets as aforesaid which executes and delivers this Agreement or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

10.           Notice.  Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or five (5) days after deposit with postal authorities transmitted by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable address set forth on the first page of this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

11.           Amendment or Waiver.  No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing by you and the Company.  No waiver of either party at any time of the breach of, or lack of compliance with, any conditions or provisions of this Agreement shall be deemed a waiver of other provisions or conditions hereof.

12.           Sole Agreement.  This Agreement represents the entire agreement between you and the Company with respect to the matters set forth herein.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement will be made by either party which are not set forth expressly herein.

13.           Employee’s Successors.  This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.  If you should die while any amounts are still payable to you hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee, or other designee or, if there be no such designees, to your estate.

14.           Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

15.           Applicable Law.  This Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

16.           Withholding.  The Company shall be entitled to withhold, or cause to be withheld, from any payment made to you in respect of your employment by the Company any amount of, as, or on account of, withholding taxes and other amounts required by law to be withheld, with respect to such payment.

17.           Section 409A.

           (a)           It is the Company’s intention that the benefits and rights to which you could become entitled to in connection with this Agreement, including any termination of employment, comply with Section 409A of the Code.  If you or the Company believes, at any time, that any such benefit or right does not comply, such party will promptly advise the other and both parties will negotiate reasonably and in good faith to amend the terms of this Agreement so that it complies with Section 409A of the Code in the manner that has the most limited possible economic effect on you.

           (b)             The Company will not take any action that would expose any payment or benefit to you to be accelerated or impose additional tax under Section 409A of the Code, unless (i) the Company is obligated to take the action under an agreement, plan or arrangement to which you are a party; (ii) you request the action; (iii) the Company advises you in writing that the action may result in the imposition of accelerated or additional tax under Section 409A of the Code and you subsequently request in writing that the action be taken.

18.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

If the foregoing conforms with your understanding of the matters described herein, please indicate your agreement to the terms hereof by signing where indicated below and returning one copy of this Agreement to the undersigned.

                             Very truly yours,

                              MIPS TECHNOLOGIES, INC.

                             By:
                          Name:  John Bourgoin
                          Title:    President and Chief Executive Officer

ACCEPTED AND AGREED TO AS OF
THE DATE FIRST SET FORTH ABOVE:

Name: